Exhibit 23.2

The Board of Directors
CaminoSoft Corp. and Subsidiary

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 1 to Registration Statement No. 333-122632 of our report dated November 24, 2004 relating to the consolidated financial statements of CaminoSoft Corp. and subsidiary, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO SEIDMAN, LLP

Los Angeles, California
February 11, 2005